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                                                                     EXHIBIT 5.1


                 [O'SULLIVAN GRAEV & KARABELL, LLP LETTERHEAD]





May 8, 1998



Advanced Accessory Systems, LLC
AAS Capital Corporation
12900 Hall Road
Suite 200
Sterling Heights, Michigan  48313


               9 3/4% Series B Senior Subordinated Notes Due 2007

Dear Ladies and Gentlemen:

         We have acted as counsel to Advanced Accessory Systems, LLC, a Delaware limited liability company ("AAS") and AAS Capital Corporation, a Delaware corporation ("AAS Capital," and together with AAS, the "Issuers"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement of the Issuers on Form S-4 (File No. 333-49011) (as amended the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of rendering the opinions set forth below including, without limitation, (i) the Registration Statement, (ii) the Indenture (the "Indenture") dated October 1, 1997 among the Issuers, the subsidiary guarantors of the Issuers party thereto (the "Guarantors") and First Union National Bank, as trustee (the "Trustee"), governing the Issuers' 9 3/4 % Series B Senior Subordinated Notes due 2007 (the "Notes"), (iii) the Guarantees (the "Guarantees" and, together with the Notes, the "Securities") dated October 1,




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Advanced Accessory Systems, LLC
AAS Capital Corporation
May 8, 1998
Page 2

1997 executed and delivered by the Guarantors, (iv) the Amended Certificate of Formation of AAS, as amended through the date hereof, (v) the By-laws of AAS, as amended through the date hereof , (vi) the Certificate of Incorporation of AAS Capital, as amended through the date hereof, (vii) the By-Laws of AAS Capital, as amended through the date hereof and (vii) resolutions adopted by the Boards of Directors of AAS and AAS Capital, respectively, by unanimous written consent in lieu of meetings dated September 25, 1997. As to certain questions of fact material to the opinions contained herein, we have relied upon certificates or statements of officers of the Issuers and certificates of public officials.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies. In making our examination of documents executed by parties other than the Issuers, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

         Based upon the foregoing, we are of the opinion that:

         1. The Issuers and each Guarantor are validly existing under the laws of the jurisdiction of their respective incorporation or formation.

         2. The Securities have been duly authorized, and when issued, assuming the due authorization, execution and delivery of the Notes by the Trustee, will be valid and binding obligations of the Company and the Guarantors, as the case may be, enforceable against them in accordance with their terms, except that enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         Members of our firm are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under "Legal Matters" in the Registration Statement.



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Advanced Accessory Systems, LLC
AAS Capital Corporation
May 8, 1998
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                                 Very truly yours,


                                 /s/ O'Sullivan Graev & Karabell, LLP